EXHIBIT 99.1

Sharps Compliance Awarded GSA Schedule Contract and Distribution and Pricing Agreement

Sharps Products and Services Affirmed for Purchases by Government Agencies Through GSA Schedule and DAPA

HOUSTON, Dec. 7, 2009 (GLOBE NEWSWIRE) -- Sharps Compliance Corp. (Nasdaq:SMED) ("Sharps" or the "Company"), a leading full-service provider of cost-effective disposal solutions for medical waste and unused dispensed medications generated outside the hospital and large healthcare facility setting, announced today that it was awarded a five-year Federal Supply schedule contract by the General Services Administration of the U.S. Government (GSA). The GSA Schedule, effective December 15, 2009, provides a streamlined vehicle for federal government agencies to purchase the Company's products and services, including the Sharps Disposal By Mail System(R), Sharps Medical Waste Management System(TM) and RxTakeAway(TM) solutions. Federal government agencies that purchase through the GSA include the Department of Veterans Affairs, the Department of Homeland Security (including the Federal Emergency Management Agency, FEMA), the Department of Health and Human Services (including the Public Health Service and indirectly to the Center for Disease Control and Prevention), the American Red Cross, and others.

Sharps also was awarded a Distribution and Pricing Agreement (DAPA) with the Defense Supply Center of Philadelphia's (DSCP) Directorate of Medical Material (DMM) which provides the automated tools to promote efficient procurement of medical products for the Department of Defense.

Dr. Burton J. Kunik, Chairman and Chief Executive Officer of Sharps, commented, "We believe our performance under our current contract with an agency of the U.S. government contributed to our ability to secure the GSA Schedule and DAPA agreement. These awards simplify the process for other government agencies to purchase our products and services. We believe the GSA and DAPA should enable us to increase our sales to other federal government agencies for all of our products, including the Sharps Disposal By Mail System(R), Sharps Medical Waste Management System(TM) and RxTakeAway(TM).

Sharps was awarded a $40 million contract in February this year by an agency of the U.S. government to provide its Sharps(R)MWMS(TM), a Medical Waste Management System designed to be an integral part of governmental and commercial emergency preparedness programs. Sharps(R)MWMS(TM) is a comprehensive medical waste solution which includes an array of services and products necessary to effectively collect, store and dispose of medical waste outside of the hospital and large healthcare facility setting and is capable of rapid deployment.

About Sharps Compliance Corp.

Headquartered in Houston, Texas, Sharps is a leading full-service provider of cost-effective disposal solutions for medical waste and unused dispensed medications generated outside the hospital and large healthcare facility setting. The Company's flagship product, the Sharps Disposal by Mail System(R), is a cost-effective and easy-to-use solution to dispose of medical waste such as hypodermic needles, lancets and any other medical device or objects used to puncture or lacerate the skin (referred to as "sharps").

Safe Harbor Statement

The information made available in this press release contains certain forward-looking statements which reflect Sharps Compliance Corp.'s current view of future events and financial performance. Wherever used, the words "estimate," "expect," "plan," "anticipate," "believe," "may" and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the Company's future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, the Company's ability to educate its customers, development of public awareness programs to educate the identified consumer, customer preferences, the Company's ability to scale the business and manage its growth, the degree of success the Company has at gaining more large customer contracts, managing regulatory compliance and/or other factors that may be described in the Company's annual report on Form 10-K, quarterly reports on Form 10-Q and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results express or implied therein will not be realized.

CONTACT:  Sharps Compliance Corp.
          David P. Tusa, Executive Vice President,
           Chief Financial Officer & Business Development
          (713) 660-3514
          dtusa@sharpsinc.com

          Kei Advisors LLC
          Investor Relations
          Deborah Pawlowski
          (716) 843-3908
          dpawlowski@keiadvisors.com